Exhibit 99.1

Paycor Announces Third Quarter Fiscal Year 2024 Financial Results

•Q3 Total revenues of $187.0 million, an increase of 16% year-over-year, while expanding operating margins

•Q3 Recurring revenue of $172.0 million, an increase of 14% year-over-year

•FY’24 revenue guidance of $650 - $652 million, an increase of 18% year-over-year at the top end of the range

CINCINNATI – May 8, 2024 – Paycor HCM, Inc. (Nasdaq: PYCR) (“Paycor”), a leading provider of human capital management (“HCM”) software, today announced financial results for the third quarter fiscal year 2024, which ended March 31, 2024.

“We delivered another strong quarter as our differentiated HCM solution that powers people and performance continued to resonate in the market,” said Raul Villar, Jr., Chief Executive Officer of Paycor. “Recurring revenue excluding form filings grew 20% year-over-year, driven by continued success up-market while increasing Embedded HCM partnerships.”

“We continued to strategically invest in sales and PEPM expansion to fuel future growth while increasing adjusted operating margins 130 basis points year-over-year. The multi-billion dollar HCM industry is still early in its transition to modern Cloud-based solutions, and we believe there is significant runway to deliver durable revenue growth and enhanced profitability over the longer-term.”

Third Quarter Fiscal Year 2024 Financial Highlights

•Total revenues were $187.0 million, compared to $161.5 million for the third quarter of fiscal year 2023.

•Operating income was $7.5 million, compared to a loss from operations of $8.0 million for the third quarter of fiscal year 2023.

•Adjusted operating income* was $47.7 million, compared to $39.1 million for the third quarter of fiscal year 2023.

•Net income was $6.2 million, compared to a net loss of $7.3 million for the third quarter of fiscal year 2023.

•Adjusted net income* was $37.5 million, compared to $31.6 million for the third quarter of fiscal year 2023.

*Adjusted operating income and adjusted net income are non-GAAP financial measures. Please see the discussion below under the heading "Non-GAAP Financial Measures" and the reconciliations at the end of this press release for information concerning these and other non-GAAP financial measures referenced in this press release.

Third Quarter and Recent Business Highlights

•Signed three new Embedded HCM Solution partners, further validating this efficient go-to-market channel’s value proposition and demonstrating opportunity to accelerate employee growth, one of two key growth drivers, in fiscal year 2025.

•Introduced Paycor Skills, which leverages artificial intelligence to recommend skills associated with positions and people, then helps leaders identify potential skill gaps and areas for skills development.

•Released COR Space that equips leaders with tools to communicate, align goals and motivate cross-functional teams that span multiple departments or fall outside of typical organizational structures, such as project teams, employee resource groups, social event planning, or work-based groups like a night shift at a healthcare organization.

•Earned a Top Workplaces USA 2024 Award from Energage for the fourth consecutive year, reaffirming our dedication to fostering cultural best practices that not only enhance employee engagement, but also deliver tangible business results. This year’s results highlighted the company’s culture of listening and acting on feedback from associates, empowering leaders across the organization, and providing flexibility with a virtual first working environment.

Business Outlook

Based on information as of today, May 8, 2024, Paycor is issuing the following financial guidance:

Fourth Quarter Ending June 30, 2024:

•Total revenues in the range of $160 - $162 million.

•Adjusted operating income* in the range of $21 - $22 million.

Fiscal Year Ending June 30, 2024:

•Total revenues in the range of $650 - $652 million.

•Adjusted operating income* in the range of $108 - $109 million.

*We are unable to reconcile forward-looking adjusted operating income to forward-looking income (loss) from operations, the most closely comparable GAAP financial measure, because the information needed to provide a complete reconciliation is unavailable at this time without unreasonable effort.

Conference Call Information

Paycor will host a conference call today, May 8, 2024, at 5:00 p.m. Eastern Time to discuss its financial results and guidance. To access this call, dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). The access code is 13741611. A live webcast and replay of the event will be available on the Paycor Investor Relations website at investors.paycor.com.

About Paycor

Paycor’s human capital management (HCM) platform modernizes every aspect of people management, from recruiting, onboarding, and payroll to career development and retention, but what really sets us apart is our focus on leaders. For more than 30 years, we’ve been listening to and partnering with leaders, so we know what they need: a unified HR platform, easy integration with third party apps, powerful analytics, talent development tools, and configurable technology that supports specific industry needs. That’s why more than 30,000 customers trust Paycor to help them solve problems and achieve their goals.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, our business outlook, our business strategy and plans, our objectives for future operations, and any statements of a general economic or industry specific nature, are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” “outlook,” “potential,” “targets,” “contemplates,” or the negative or plural of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our most recent Annual Report on Form 10-K, as well as in our other filings with the Securities and Exchange Commission. We believe that these risks include, but are not limited to: our ability to manage our growth effectively; the potential unauthorized access to our customers’ or their employees’ personal data as a result of a breach of our or our vendors’ security measures; the expansion and retention of our direct sales force with qualified and productive persons and the related effects on the growth of our business; the impact on customer expansion and retention if implementation, user experience, customer service, or performance relating to our solutions is not satisfactory; the timing of payments made to employees and taxing authorities relative to the timing of when a customer’s electronic funds transfers are settled to our account; future acquisitions of other companies’ businesses, technologies, or customer portfolios; the continued service of our key executives; our ability to innovate and deliver high-quality, technologically advanced products and services; our ability to attract and retain qualified personnel; the proper operation of our software; our relationships with third parties; the ongoing effects of inflation, supply chain disruptions, labor shortages and other adverse macroeconomic conditions in the market in which we and our customers operate; and the impact of an economic downturn or recession in the United States or global economy. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to publicly update any forward-looking statement after the date of this report, whether as a result of new information, future developments or otherwise, or to conform these statements to actual results or revised expectations, except as may be required by law.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures in this press release and on the related teleconference call: adjusted gross profit, adjusted gross profit margin, adjusted operating income, adjusted operating income margin, adjusted sales and marketing expense, adjusted general and administrative expense, adjusted research and development expense, adjusted net income, adjusted net income per share, adjusted free cash flow and adjusted free cash flow margin. Management believes these non-GAAP measures are useful in evaluating our core operating performance and trends to prepare and approve our annual budget, and to develop short-term and long-term operating plans. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. We define (i) adjusted gross profit as gross profit before amortization of intangible assets, stock-based compensation expense, and other certain corporate expenses, in each case that are included in costs of recurring revenues, (ii) adjusted gross profit margin as adjusted gross profit divided by total revenues, (iii) adjusted operating income as income (loss) from operations before amortization of acquired intangible assets and naming rights, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to acquisitions, (iv) adjusted operating income margin as adjusted operating income divided by total revenues, (v) adjusted sales and marketing expense as sales and marketing expenses before amortization of naming rights, stock-based compensation expense and other certain corporate expenses, (vi) adjusted general and administrative expense as general and administrative expenses before amortization of acquired intangible assets, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, (vii) adjusted research and development expense as research and development expenses before stock-based compensation expense and other certain corporate expenses, (viii) adjusted net income as income (loss) before expense (benefit) for income taxes after adjusting for amortization of acquired intangible assets and naming rights, accretion expense associated with the naming rights, change in fair value of contingent consideration, stock-based compensation expense, gain or loss on the extinguishment of debt, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to acquisitions, all of which are tax effected by applying an adjusted effective income tax rate, (ix) adjusted net income per share as adjusted net income divided by adjusted shares outstanding, which includes potentially dilutive securities excluded from the GAAP dilutive net income (loss) per share calculation, (x) adjusted free cash flow as cash provided (used) by operating activities less the purchase of property and equipment and internally developed software costs, excluding other certain corporate expenses, which are included in cash provided (used) by operating activities and (xi) adjusted free cash flow margin as adjusted free cash flow divided by total revenues.

Other certain corporate expenses presented include one-time costs related to secondary offerings, restructuring costs, professional, consulting and other costs, transaction expenses and other costs and costs associated with the implementation of a new enterprise-resource planning system.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for gross profit, gross margin, income (loss) from operations, operating income margin, sales and marketing expense, general and administrative expense, research and development expense, net income (loss), diluted net income (loss) per share and cash provided (used) by operating activities. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures used by other companies. A reconciliation is provided below under “Reconciliations of Non-GAAP Measures to GAAP Measures,” for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Investor Relations:
Rachel White
513-954-7388
IR@paycor.com

Media Relations:
Carly Pennekamp
513-954-7282
PR@paycor.com

Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31, 2024	June 30, 2023
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$90,098	$95,233
Accounts receivable, net	43,989	30,820
Deferred contract costs	67,156	54,448
Prepaid expenses	16,985	10,448
Other current assets	7,772	2,581
Current assets before funds held for clients	226,000	193,530
Funds held for clients	1,418,233	1,049,156
Total current assets	1,644,233	1,242,686
Property and equipment, net	35,780	34,573
Operating lease right-of-use assets	14,968	16,834
Goodwill	766,739	767,738
Intangible assets, net	190,818	260,472
Capitalized software, net	64,987	53,983
Long-term deferred contract costs	184,480	162,657
Other long-term assets	3,344	2,232
Total assets	$2,905,349	$2,541,175
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$20,005	$28,350
Accrued expenses and other current liabilities	25,088	24,119
Accrued payroll and payroll related expenses	36,754	43,858
Deferred revenue	14,017	13,083
Current liabilities before client fund obligations	95,864	109,410
Client fund obligations	1,420,159	1,053,926
Total current liabilities	1,516,023	1,163,336
Deferred income taxes	13,696	18,047
Long-term operating leases	14,009	16,061
Other long-term liabilities	70,251	70,047
Total liabilities	1,613,979	1,267,491
Commitments and contingencies
Stockholders' equity:
Common stock $0.001 par value per share, 500,000,000 shares authorized, 178,030,253 shares outstanding at March 31, 2024 and 176,535,236 shares outstanding at June 30, 2023	178	177
Treasury stock, at cost, 10,620,260 shares at March 31, 2024 and June 30, 2023	(245,074)	(245,074)
Preferred stock, $0.001 par value, 50,000,000 shares authorized, — shares outstanding at March 31, 2024 and June 30, 2023	—	—
Additional paid-in capital	2,067,497	2,011,194
Accumulated deficit	(530,147)	(489,495)
Accumulated other comprehensive loss	(1,084)	(3,118)
Total stockholders' equity	1,291,370	1,273,684
Total liabilities and stockholders' equity	$2,905,349	$2,541,175

 Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenues:
Recurring and other revenue	$171,973	$150,757	$451,913	$389,908
Interest income on funds held for clients	15,046	10,725	38,235	22,741
Total revenues	187,019	161,482	490,148	412,649
Cost of revenues	58,736	49,323	165,239	138,692
Gross profit	128,283	112,159	324,909	273,957
Operating expenses:
Sales and marketing	55,839	55,499	166,370	155,607
General and administrative	49,921	51,033	154,843	151,405
Research and development	15,067	13,658	45,787	39,935
Total operating expenses	120,827	120,190	367,000	346,947
Income (loss) from operations	7,456	(8,031)	(42,091)	(72,990)
Other (expense) income:
Interest expense	(1,146)	(1,970)	(3,543)	(3,461)
Other	1,133	2,003	319	2,514
Income (loss) before benefit for income taxes	7,443	(7,998)	(45,315)	(73,937)
Income tax expense (benefit)	1,250	(658)	(4,663)	(10,082)
Net income (loss)	$6,193	$(7,340)	$(40,652)	$(63,855)
Basic and diluted net income (loss) per share	$0.03	$(0.04)	$(0.23)	$(0.36)
Weighted average common shares outstanding:
Basic and diluted	177,968,744	176,306,017	177,494,795	175,879,962

 Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended
	March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(40,652)	$(63,855)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,464	3,571
Amortization of intangible assets and software	101,872	92,727
Amortization of deferred contract costs	46,524	33,246
Stock-based compensation expense	50,813	58,019
Deferred tax benefit	(4,670)	(10,287)
Bad debt expense	4,937	3,233
Loss on sale of investments	280	232
Loss on foreign currency exchange	186	381
(Gain) loss on lease exit	(24)	950
Naming rights accretion expense	3,066	3,198
Change in fair value of contingent consideration	2,816	—
Other	66	(930)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(18,124)	(12,063)
Prepaid expenses and other assets	(9,567)	(6,510)
Accounts payable	(8,478)	6,229
Accrued liabilities and other	(13,944)	(19,602)
Deferred revenue	1,190	1,119
Deferred contract costs	(81,055)	(73,273)
Net cash provided by operating activities	39,700	16,385
Cash flows from investing activities:
Purchases of client funds available-for-sale securities	(226,919)	(365,196)
Proceeds from sale and maturities of client funds available-for-sale securities	178,134	259,097
Purchase of property and equipment	(2,451)	(3,285)
Acquisition of intangible assets	(4,954)	(18,842)
Acquisition of businesses, net of cash acquired	82	(18,793)
Internally developed software costs	(38,268)	(30,600)
Net cash used in investing activities	(94,376)	(177,619)
Cash flows from financing activities:
Net change in cash and cash equivalents held to satisfy client funds obligations	364,028	(453,685)
Payment of capital expenditure financing	(3,689)	—
Repayments of debt and finance lease obligations	(809)	(211)
Withholding taxes paid related to net share settlements	(2,373)	(2,150)
Proceeds from exercise of stock options	—	345
Proceeds from employee stock purchase plan	7,864	8,285
Net cash provided by (used in) financing activities	365,021	(447,416)
Impact of foreign exchange on cash and cash equivalents	(3)	(15)
Net change in cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	310,342	(608,665)
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, beginning of period	879,046	1,682,923

Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, end of period	$1,189,388	$1,074,258
Supplemental disclosure of non-cash investing, financing and other cash flow information:
Capital expenditures in accounts payable	$20	$2
Cash paid for interest	$145	$—
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$6,257
Capital lease asset obtained in exchange for capital lease liabilities	$3,393	$—
Reconciliation of cash, cash equivalents, restricted cash and short-term investments, and funds held for clients to the Consolidated Balance Sheets
Cash and cash equivalents	$90,098	$82,858
Funds held for clients	1,099,290	991,400
Total cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	$1,189,388	$1,074,258

Reconciliations of Non-GAAP Measures to GAAP Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Gross Profit*	$128,283	$112,159	$324,909	$273,957
Gross Profit Margin	68.6%	69.5%	66.3%	66.4%
Amortization of intangible assets	740	1,358	2,749	3,786
Stock-based compensation expense	1,677	2,440	5,676	6,755
Adjusted Gross Profit*	$130,700	$115,957	$333,334	$284,498
Adjusted Gross Profit Margin	69.9%	71.8%	68.0%	68.9%

*    Gross Profit and Adjusted Gross Profit were burdened by depreciation expense of $0.6 million and $0.4 million for the three months ended March 31, 2024 and 2023, respectively, and $1.7 million and $1.3 million for the nine months ended March 31, 2024 and 2023, respectively. Gross Profit and Adjusted Gross Profit were burdened by amortization of capitalized software of $9.6 million and $7.2 million for the three months ended March 31, 2024 and 2023, respectively, and $27.3 million and $20.3 million for the nine months ended March 31, 2024 and 2023, respectively. Gross Profit and Adjusted Gross Profit are burdened by amortization of deferred contract costs of $9.5 million and $6.8 million for the three months ended March 31, 2024 and 2023, respectively, and $26.5 million and $18.6 million for the nine months ended March 31, 2024 and 2023, respectively.

Adjusted Operating Income (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Income (loss) from Operations	$7,456	$(8,031)	$(42,091)	$(72,990)
Operating Margin	4.0%	(5.0)%	(8.6)%	(17.7)%
Amortization of intangible assets	23,935	24,467	74,608	72,410
Stock-based compensation expense	14,849	20,384	50,813	58,019
Loss (gain) on lease exit*	5	915	(24)	1,733
Corporate adjustments**	1,485	1,372	3,641	7,991
Adjusted Operating Income	$47,730	$39,107	$86,947	$67,163
Adjusted Operating Income Margin	25.5%	24.2%	17.7%	16.3%

* Represents exit costs due to exiting leases of certain facilities.
** Corporate adjustments for the three and nine months ended March 31, 2024 relate to costs associated with the secondary offering completed in March 2024 (“March 2024 Secondary Offering”) and December 2023 (“December 2023 Secondary Offering”) of $0.9 million and $1.5 million, respectively, and professional, consulting, and other costs of $0.6 million and $2.1 million, respectively. Corporate adjustments for the three and nine months ended March 31, 2023 relate to costs associated with secondary offerings completed in December 2022 (“December 2022 Secondary Offering”) and September 2022 (“September 2022 Secondary Offering”) of $— million and $2.2 million, respectively, professional, consulting, and other costs of $1.0 million and $3.5 million, respectively, and transaction expenses and other costs of $0.4 million and $2.3 million, respectively.

Adjusted Operating Expenses (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Sales and Marketing expense	$55,839	$55,499	$166,370	$155,607
Amortization of intangible assets	(1,059)	(756)	(3,176)	(2,823)
Stock-based compensation expense	(4,783)	(8,311)	(16,325)	(24,408)
Adjusted Sales and Marketing expense	$49,997	$46,432	$146,869	$128,376
General and Administrative expense	$49,921	$51,033	$154,843	$151,405
Amortization of intangible assets	(22,136)	(22,353)	(68,684)	(65,801)
Stock-based compensation expense	(6,059)	(7,168)	(21,082)	(19,765)
(Loss) gain on lease exit*	(5)	(915)	24	(1,733)
Corporate adjustments**	(1,485)	(1,372)	(3,641)	(7,991)
Adjusted General and Administrative expense	$20,236	$19,225	$61,460	$56,115
Research and Development expense	$15,067	$13,658	$45,787	$39,935
Stock-based compensation expense	(2,330)	(2,465)	(7,730)	(7,091)
Adjusted Research and Development expense	$12,737	$11,193	$38,057	$32,844

* Represents exit costs due to exiting leases of certain facilities.
**    Corporate adjustments for the three and nine months ended March 31, 2024 relate to costs associated with the March 2024 Secondary Offering and December 2023 Secondary Offering of $0.9 million and $1.5 million, respectively, and professional, consulting, and other costs of $0.6 million and $2.1 million, respectively. Corporate adjustments for the three and nine months ended March 31, 2023 relate to costs associated with the December 2022 Secondary Offering and the September 2022 Secondary Offering of $— million and $2.2 million, respectively, professional, consulting, and other costs of $1.0 million and $3.5 million, respectively, and transaction expenses and other costs of $0.4 million and $2.3 million, respectively.

Adjusted Net Income and Adjusted Net Income Per Share (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Net income (loss) before expense (benefit) for income taxes	$7,443	$(7,998)	$(45,315)	$(73,937)
Amortization of intangible assets	23,935	24,467	74,608	72,410
Naming rights accretion expense	1,005	1,884	3,066	3,198
Change in fair value of contingent consideration	—	—	2,816	—
Stock-based compensation expense	14,849	20,384	50,813	58,019
Loss (gain) on lease exit*	5	915	(24)	1,733
Corporate adjustments**	1,485	1,372	3,641	7,991
Non-GAAP adjusted income before applicable income taxes	48,722	41,024	89,605	69,414
Income tax effect on adjustments***	(11,206)	(9,435)	(20,609)	(15,965)
Adjusted Net Income	$37,516	$31,589	$68,996	$53,449

Adjusted Net Income Per Share	$0.21	$0.18	$0.39	$0.30
Adjusted shares outstanding****	178,124,254	176,499,160	177,731,239	176,211,488

* Represents exit costs due to exiting leases of certain facilities.
** Corporate adjustments for the three and nine months ended March 31, 2024 relate to costs associated with the March 2024 Secondary Offering and December 2023 Secondary Offering of $0.9 million and $1.5 million, respectively, and professional, consulting, and other costs of $0.6 million and $2.1 million, respectively. Corporate adjustments for the three and nine months ended March 31, 2023 relate to costs associated with the December 2022 Secondary Offering and the September 2022 Secondary Offering of $— million and $2.2 million, respectively, professional, consulting, and other costs of $1.0 million and $3.5 million, respectively, and transaction expenses and other costs of $0.4 million and $2.3 million, respectively.

*** Non-GAAP adjusted income before applicable income taxes is tax effected using an adjusted effective income tax rate of 23.0% for each of the three and nine months ended March 31, 2024 and 2023.
**** Adjusted shares outstanding for the three and nine months ended March 31, 2024 and 2023 are based on the if-converted method and include potentially dilutive securities that are excluded from the U.S. GAAP dilutive net income per share calculation because including them in the computation of net income per share would have an anti-dilutive effect.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands)	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Net cash provided by operating activities	$39,663	$34,883	$39,700	$16,385
Purchase of property and equipment	(383)	(664)	(2,451)	(3,285)
Internally developed software costs	(12,960)	(11,928)	(38,268)	(30,600)
Corporate adjustments*	1,485	1,372	3,641	7,991
Adjusted Free Cash Flow	$27,805	$23,663	$2,622	$(9,509)
Adjusted Free Cash Flow Margin	14.9%	14.7%	0.5%	(2.3)%

* Corporate adjustments for the three and nine months ended March 31, 2024 relate to costs associated with the March 2024 Secondary Offering and December 2023 Secondary Offering of $0.9 million and $1.5 million, respectively, and professional, consulting, and other costs of $0.6 million and $2.1 million, respectively. Corporate adjustments for the three and nine months ended March 31, 2023 relate to costs associated with the December 2022 Secondary Offering and the September 2022 Secondary Offering of $— million and $2.2 million, respectively, professional, consulting, and other costs of $1.0 million and $3.5 million, respectively, and transaction expenses and other costs of $0.4 million and $2.3 million, respectively.